UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

PUREBASE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(855) 743-6478

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 10, 2021, Dr. Kimberly Kurtis was appointed to serve on the Board of Directors of Purebase Corporation (the “Company”) as an independent member.

Dr. Kurtis, age 49, is an Associate Dean and a professor in the School of Civil and Environmental Engineering at Georgia Institute of Technology (“Georgia Tech”). Dr. Kurtis joined Georgia Tech’s faculty in January 1999. Dr. Kurtis has served as Georgie Tech’s ADVANCE Professor from 2012 to 2014, and she holds a courtesy appointment in the School of Materials Science and Engineering. Dr. Kurtis earned a BSE in Civil Engineering in 1994 from Tulane University under a Dean’s Honor Scholarship, and she received a M.S. in 1995 and PhD in 1998 in Civil Engineering from the University of California at Berkeley, where she was a Henry Hilp Fellow and a National Science Foundation Fellow. Dr. Kurtis’s research on the multi-scale structure and performance of cement-based materials has resulted in more than 200 technical publications and three U.S. patents.

Dr. Kurtis was selected as a director for, among other things, her expertise in the development of supplementary cementitious materials.

The Company entered into a twelve-month director agreement with Dr. Kurtis, effective August 13, 2021 (the “Agreement”), which will automatically renew unless Dr. Kurtis gives 30 days prior notice of her desire not to renew the Agreement. Pursuant to the Agreement, Dr. Kurtis will be paid $1,000 per month for serving as a director, which shall accrue as debt until the Company has its first cash flow positive month. At the completion of the term of the Agreement or if Dr. Kurtis has been removed or resigned, any accrued amount owed will be paid in shares of the Company’s common stock at the lower of $0.15 per share or the 20-day volume weighted average price from the date of termination or resignation.

On August 13, 2021, Dr. Kurtis was granted a five-year option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.36 per share pursuant to an option agreement with the Company (the “Option Agreement”). Shares subject to the option become exercisable one year from the date of grant.

There are no arrangements or understandings between Dr. Kurtis and any other person pursuant to which she was appointed as a director of the Company. There are no family relationships between Dr. Kurtis and any of the Company’s other officers or directors, or transactions since January 1, 2021, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Dr. Kurtis had, or will have, a direct or indirect material interest, other than as described above.

The foregoing description of the Agreement and the Option Agreement is qualified in its entirety by reference to the full text of the Agreement and the Option Agreement, copies of which are attached hereto as Exhibit 10.15 and Exhibit 10.16, respectively, and are incorporated herein in their entirety by reference.

Item 7.01 Regulation FD Disclosure.

On August 13, 2021, the Company issued a press release announcing the appointment of Dr. Kurtis as a director. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.15	Director Agreement, dated as of August 13, 2021, between the Company and Kimberly Kurtis
10.16	Option Agreement, dated August 13, between the Company and Kimberly Kurtis
99.1	Press Release dated August 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2021	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A. Scott Dockter Chief Executive Officer